BioScrip, Inc. Reports Significant Increase In Operating Income
ELMSFORD, N.Y.—(BUSINESS WIRE)—May 04, 2007—BioScrip, Inc. (NASDAQ: BIOS) today reported a first quarter 106% increase in operating profit over the fourth quarter 2006, on revenues of $296.3 million. First quarter 2007 operating profit was $136,000; EBITDAO (earnings before interest, taxes, depreciation, amortization and option expense) was $3.0 million with a net loss of $1.3 million, or $0.04 per share. This compares to first quarter 2006 revenues of $299.7 million, an operating loss of $1.6 million, EBITDAO of $1.7 million, and a net loss of $1.2 million, or $0.03 per share. The Company adopted FIN 48 effective January 1, 2007. As a result, the Company recorded a $2.4 million tax liability with a corresponding charge to retained earnings.
Chairman and CEO, Richard H. Friedman, stated “Our first quarter 2007 results indicate that we are making substantial progress on our plan of returning BioScrip to profitability. The Company reported a $2.5 million sequential increase in quarterly operating income and increasingly positive EBITDAO which is consistent with our commitment to shareholders.”
First Quarter Reported Results
First quarter 2007 Specialty Services revenue was $234.9 million, an increase of $31.3 million, or 15.4% over the prior year, due primarily to revenues associated with preferred distribution arrangements with manufacturers for newly approved drugs, strong growth in infusion and new business resulting from CAP.
First quarter 2007 PBM Services revenue was $61.4 million, a decrease of $34.6 million, or 36.0%, as compared to the first quarter of 2006. The decline in revenue is primarily due to the loss of a major PBM customer previously announced.
As a result, revenue for the first quarter 2007 was $296.3 million compared to $299.7 million for the same period a year ago.
Gross profit for the first quarter 2007 was $32.9 million, or 11.1%, compared to $30.3 million, or 10.1%, for the same period of 2006. Gross margin dollar improvement is primarily due to higher margin Specialty sales.
First quarter 2007 total operating expenses increased by a net $0.9 million to $32.8 million, or 11.1%, of total revenue from $31.9 million, or 10.7%, of total revenue for the first quarter of 2006. The increase is primarily due to ongoing operating expenses associated with the acquisition of our California-based infusion center, operating expense increases related to CAP, and an increase in bad debt expense, partially offset by last year’s cost reduction efforts.
CAP Update
First quarter 2007 CAP revenues increased 38% over fourth quarter 2006 to $9.9 million. BioScrip has initiated marketing programs in order to maximize efforts to support the upcoming physician election period which occurs from May 1, 2007 through June 15, 2007 for enrollments effective August 1, 2007
Conference Call Information
BioScrip will host a conference call to discuss first quarter 2007 financial results on Friday, May 4 at 10:00 a.m. EDT. Interested parties may participate in the conference call by dialing 800-266-1825 (US), or 212-676-4900 (International), 5-10 minutes prior to the start of the call. A replay of the conference call will be available from 12:30 PM EDT on May 4 through 12:30 PM EDT on May 10, by dialing 800-633-8284 (US), or 402-977-9140 (International), and entering reservation #21337474. An audio webcast and archive of the conference call will also be available under the investor relations section of the BioScrip website, www.bioscrip.com.
About BioScrip, Inc.
BioScrip, Inc. provides comprehensive pharmaceutical healthcare solutions. We partner with healthcare payors, pharmaceutical manufacturers, government agencies, physicians and patients to deliver cost effective programs in an effort to optimize the quality of patient life. We focus our products and services in two core areas: Specialty pharmaceutical services, both nationally and community-based, and Pharmacy Benefit Management services. Our specialty services capabilities include condition-specific distribution and clinical management programs for individuals living with health conditions such as HIV/AIDS, cancer, immune deficiency, Hepatitis C, Rheumatoid Arthritis, Multiple Sclerosis, transplantation and Crohn’s disease. Our pharmacy benefit management programs include benefit plan design, pharmacy network management and sophisticated reporting capabilities. In addition, we have 36 community, mail service and infusion pharmacies across the U.S., providing nationwide access to prescription medications and clinical services.

Forward Looking Statements
This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company’s periodic filings with the Securities and Exchange Commission.
Earnings before interest, taxes, depreciation, amortization, and option expense (“EBITDAO”) is a non-GAAP financial measure as defined under U.S. Securities and Exchange Commission Regulation G. As required by Regulation G, BioScrip has provided a reconciliation of this measure to the most comparable GAAP financial measure.
See Schedule 2 for a reconciliation of the differences between the non-GAAP financial measures and the most directly comparable GAAP financial measures. As required by Regulation G under the Securities Exchange Act, the Company has provided a quantitative comparison between GAAP and disclosed non-GAAP financial measures. The non-GAAP measure presented provides important insight into the ongoing operations and a meaningful benchmark to evidence the Company’s trend towards a return to profitability.
CONTACT: BioScrip, Inc.
Craig Allison, 914-460-1636
Investor Relations
callison@bioscrip.com
SOURCE: BioScrip, Inc.
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Schedule 1
BIOSCRIP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Revenue	$296,342	$299,718

Cost of revenue	263,394	269,388

Gross profit	32,948	30,330
% of revenue	11.1%	10.1%

Selling, general and administrative expenses	28,369	27,886
Bad debt expense	2,996	2,299
Amortization of intangibles	1,447	1,622
Merger related expenses	—	131

Total operating expenses	32,812	31,938
% of revenue	11.1%	10.7%

Income (loss) from operations	136	(1,608)

Interest expense, net	(1,085)	(450)

Loss before income taxes	(949)	(2,058)

Provision for (benefit from) income taxes	398	(902)

Net loss	($1,347)	($1,156)

Basic net loss per share	($0.04)	($0.03)
Diluted net loss per share	($0.04)	($0.03)

Basic weighted-average shares	37,490	37,202
Diluted weighted-average shares	37,490	37,202

Schedule 2
BIOSCRIP, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(in thousands)

	Three Months Ended
	March 31,
	2007	2006
Income (loss) from operations	$136	($1,608)

Addback items:

Depreciation	1,044	1,042
Amortization of intangibles	1,447	1,622
SFAS 123R stock option expense	342	645

Earnings before interest, taxes, depreciation, amortization and stock option expense (EBITDAO)	$2,969	$1,701

Schedule 3
BIOSCRIP, INC.
CONSOLIDATED BALANCE SHEET
(in thousands, except share and per share data)

	March 31, 2007	December 31, 2006
	(unaudited)

ASSETS
Current assets
Cash and cash equivalents	$1	$—
Receivables, less allowance for doubtful accounts of $12,612 and $13,774 at March 31, 2007 and December 31, 2006, respectively	136,095	135,139
Inventory	36,616	33,471
Prepaid expenses and other current assets	4,845	2,090

Total current assets	177,557	170,700

Property and equipment, net	10,160	10,409
Other assets and investments	464	681
Goodwill	114,824	114,991
Intangible assets, net	7,228	8,675

Total assets	$310,233	$305,456

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Line of credit	$50,185	$52,895
Accounts payable	52,669	51,724
Claims payable	14,611	9,548
Payables to plan sponsors	590	589
Payor Allowance	10,492	9,691
Accrued expenses and other current liabilities	8,697	9,230

Total current liabilities	137,244	133,677
Unrecognized tax benefits	4,070	—
Deferred taxes, net	10,663	9,946

Total liabilities	151,977	143,623

Stockholders’ equity
Preferred stock, $.0001 par value; 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.0001 par value; 75,000,000 shares authorized; shares issued: 40,859,726 and 40,680,233 respectively; shares outstanding: 37,492,757 and 37,488,257, respectively;	4	4
Treasury stock, 2,247,150 shares at cost	(8,002)	(8,002)
Additional paid-in capital	239,506	239,315
Accumulated deficit	(73,252)	(69,484)

Total stockholders’ equity	158,256	161,833

Total liabilities and stockholders’ equity	$310,233	$305,456